Exhibit 99.1

Candel Therapeutics Appoints Three New Members to its Board of Directors

•	Gary Nabel, MD, PhD, Chief Innovation Officer of OPKO and Chief Executive Officer, ModeX Therapeutics, Inc., an OPKO Health company

•	Joseph Papa, Chief Executive Officer of Bausch + Lomb Corporation

•	Renee Gaeta, Chief Financial Officer of Eko Devices

NEEDHAM, Mass., August 1, 2022 (GLOBE NEWSWIRE) — Candel Therapeutics, Inc. (Candel or the Company) (Nasdaq: CADL), a late clinical stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies, today announced the appointment of three new members to its Board: Gary Nabel, MD, PhD, renowned virologist and immunologist; Joseph C. Papa, prominent business leader; and Renee Gaeta, strategic financial expert, effective August 8, 2022. These new members replace current Board members: Alan E. Smith, PhD, Shaan Ghandi, MD, D.Phil, and Udi Meirav, PhD, maintaining Candel’s nine-seat board.

“We are pleased to welcome Renee, Gary, and Joseph, preeminent leaders in their respective fields, as new directors to the Candel Board,” said Paul Peter Tak, MD, PhD, FMedSci, President and Chief Executive Officer (CEO) at Candel. “They bring a wealth of experience in biopharmaceutical industry, science, and value creation. Each of them will offer unique and valuable perspectives that we confidently believe will add to our growth, strengthening our foundation as we pursue highly differentiated oncolytic viral immunotherapies for patients with cancer.”

Dr. Gary Nabel, a renowned virologist and immunologist, currently serves as Chief Innovation Officer of OPKO and President/CEO of ModeX Therapeutics that merged as a subsidiary of OPKO Health in May 2022. Before this, he served as Chief Scientific Officer and Senior Vice President at Sanofi, where he oversaw the Breakthrough Laboratory that worked to create the first trispecific antibodies for HIV, cancer immunotherapies, and novel vaccines. Prior to Sanofi, Dr. Nabel spearheaded progressive research on HIV, influenza, SARS, Ebola, Chikungunya, and Epstein-Barr virus while he served as founding director at the NIH’s Vaccine Center for more than a decade. His honors include being elected to the Institute of Medicine for the National Academy of Science and the Amgen Scientific Achievement Award from the American Society for Biochemistry and Molecular Biology, following his countless accomplishments across virology, immunology, gene therapy, and molecular biology.

Joseph C. Papa has more than 35 years of experience in the pharmaceutical, health care and specialty pharmaceutical industries, including more than 20 years of branded prescription drug experience. In July 2022, he stepped down as chair of Bausch + Lomb’s Board and will remain CEO until his successor is appointed. Prior to Bausch + Lomb, Mr. Papa had led various organizations, including Bausch Health formerly known as Valeant Pharmaceuticals, Perrigo, and the Cardinal Health PTS business, as Chairman and CEO separately during the period of two decades. In 2014, he was ranked 47 on Harvard Business Review’s “Best Performing CEOs in the World”. His track record for leadership continued as he served as President and Chief Operating Officer for Watson Pharmaceuticals (2001-2004), President of Global Country Operations for Pharmacia’s North American business (2000-2001), and President of Searle’s US Operations (1997-2000). During his 15-year career at Novartis Pharmaceuticals, he and his teams successfully launched the pharmaceutical products Lotrel ® , Divovan ® , and Celebrex ® . Mr. Papa currently serves on the Board of Prometheus Biosciences and had been a previous member of the Boards for the UConn Foundation and Smith & Nephew.

Renee Gaeta currently serves as Chief Financial Officer (CFO) at Eko Devices, a privately held cardiopulmonary digital health company. Before joining Eko, she served as CFO and member of the executive team at Establishment Labs Holdings, Inc. There, she successfully led the organization to an Initial Public Offering (IPO) and through a significant growth and value creation stage. Mrs. Gaeta has played integral roles across the financial sector including during her role as Vice President, Corporate Controller, and executive team member at publicly traded company, Sientra, Inc., where she guided the company during its pre-IPO period, as well as continued financing following their IPO. Before leading the finance department of Sientra, she exceled in multiple roles within KPMG over a decade with her most recent role having been Advisory Director in the Transactions and Restructuring Group. Mrs. Gaeta currently serves on the Board of SeaSpine Holdings Corporation as Audit Committee Chair and is a Certified Public Accountant in the State of California.

Paul B. Manning, Chairman of Candel and Chairman and CEO of PBM Capital Investments, said, “Innovation is central to Candel and we welcome the novel and diverse perspectives that Gary, Joe, and Renee will bring. They join the Board at an exciting time, and we look forward to working with them to further grow the company and develop life-improving oncolytic viral immunotherapies.”

Dr. Tak concluded, “On behalf of Candel, I would personally like to thank Alan, Shaan and Udi for their commitment to our mission over the years and for their support that has helped us with the wonderful progress we have made as an organization. We are grateful for their many contributions.”

About Candel Therapeutics

Candel is a late clinical stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies. Candel’s engineered viruses are designed to induce immunogenic cell death through direct viral-mediated cytotoxicity in cancer cells, thus releasing tumor neo-antigens and creating a pro-inflammatory microenvironment at the site of injection. Candel has established two oncolytic viral immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform and CAN-3110 is the lead product candidate from the HSV platform. New discovery programs are based on the enLIGHTEN™ HSV platform.

For more information about Candel, visit www.candeltx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, including key data readout milestones and indications; expectations regarding the therapeutic benefit of its programs; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, and strategic plans for the Company’s business and product candidates, and other risks identified in the Company’s SEC filings, including the Company’s Quarterly Report on Form 10-Q filed on May 12, 2022, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact

Heidi Chokeir, PhD

Managing Director

Canale Communications

heidi.chokeir@canalecomm.com

619-203-5391

Investor Contact

Sylvia Wheeler

Principal

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com